Exhibit 99.1

SETTLEMENT AND ASSIGNMENT/PURCHASE AGREEMENT AND RELEASE

This Settlement and Assignment/Purchase Agreement and Release (“Agreement”) is made as of June ____, 2009, by and between [names of insurance companies] (hereinafter the “Settling Plaintiffs”) and SAN DIEGO GAS & ELECTRIC COMPANY (“SDG&E”) and SEMPRA ENERGY (hereinafter collectively, the "Settling Defendants"), to formally resolve any and all claims and cross-claims between them for damages relating to the litigation entitled, In Re: 2007 Wildfire Insurer Litigation-Witch Creek/Guejito Fires, v. San Diego Gas & Electric Company, et al., San Diego Superior Court Case Number CPU-PO-CTL 2008-00093082 (Witch/Guejito Fire); and In Re: 2007 Wildfire Insurer Litigation-Rice Canyon Fire v. San Diego Gas & Electric Company, et al., San Diego Superior Court Case Number CPU-PO-CTL 2008-00093083 (Rice Canyon Fire) (hereinafter “Actions”).

PARTIES

This Agreement is made and entered into by and between the Settling Plaintiffs and the Settling Defendants (collectively the "Settling Parties").

RECITALS

A.

This matter arises from three alleged power line fires which occurred on October 21 and October 22, 2007.  The matter known as the Rice Canyon Fire ignited on October 22, 2007, in or about "Dead Man's Curve" on Rice Canyon Road in Fallbrook, California.  The Witch Fire ignited on October 21, 2007 in a rural area outside of the community of Ramona.  The Guejito Fire ignited on October 22, 2007 near the City of Escondido.  Such fires are hereinafter collectively referred to as the "Fires."  The Settling Plaintiffs have alleged that power lines owned and operated by SDG&E caused or contributed to the cause of these Fires.  As a result, the Settling Plaintiffs filed these Actions.

B.

The Settling Defendants deny all material allegations made by the Settling Plaintiffs.

C.

The Settling Defendants contend that Sempra Energy is not a proper defendant in the Actions.  The Settling Plaintiffs disagree.

D.

This Agreement is entered into solely for purposes of compromise.  The parties expressly agree and acknowledge that neither this Agreement nor any act performed hereunder is, or may be deemed, an admission or evidence of the validity or invalidity of any allegations or claims of the Settling Plaintiffs and the Settling Defendants, nor is this Agreement or any act performed hereunder to be construed as an admission or evidence of any wrongdoing, fault, omission or liability.  This is a settlement of a disputed matter and the Settling Defendants specifically and expressly deny any fault or liability to the Settling Plaintiffs or with respect to the Fires.

E.

Settling Parties agree that under California law an insured or any other party is not entitled to double recovery for his or her own damages, nor should a defendant have to pay twice for the same damages.

F.

Settling Parties intend that this Agreement resolve any and all claims and disputes between them and provide for consideration in full settlement and discharge of all disputes, rights, claims, and causes of action which are, or might have been, the subject matter of the Actions.

The Settling Parties hereby agree as follows:

AGREEMENT

1.

INCORPORATION OF RECITALS.  Each of the Recitals set forth above is incorporated by reference into this Agreement.

2.

PAYMENT.  In consideration for the release set forth herein, and in consideration of the rights and obligations created by this Agreement, SDG&E agrees to accept from Settling Plaintiffs an assignment and purchase, on terms set forth herein, the subrogation claims and rights of Settling Plaintiffs arising from their paid and reserved losses set forth in Exhibit A hereto, and shall pay Settling Plaintiffs, subject to the provisions below, an amount not to exceed 57.5% of their paid and reserved losses as set forth in Exhibit "A" hereto (totaling $_______) or $_________ ("Settlement Amount") through wire transfer of funds to a trust account to be specified by ______________, attorneys for Settling Plaintiffs.  Upon written request by SDG&E or one of its insurers, the Settling Plaintiffs agree to provide such payment information they have, if any, with respect to the fire or fires for which payment was made for each of their losses.  This provision is only intended to provide payment information and data to SDG&E and its insurers and does not represent an admission as to the number of fires or existence of a "merged" fire.

(a)

Subject to the results of the audit described in paragraph 10, SDG&E will pay __% [total paid amounts / total amounts paid and reserved] of the Settlement Amount on account of each Settling Plaintiff within twenty (20) days after the completion of an audit of the verification of payments confirming that at least __% of each Settling Plaintiff 's paid and reserved losses as set forth in Exhibit "A" hereto have actually been paid to insureds of each Settling Plaintiff less any reductions as a result of the audit.  If, for any reason, other than delay due to the audit firm's inability to timely complete the audit due to a Settling Plaintiff's failure to cooperate and timely present its claim files for audit, or delay due to Settling Plaintiffs' insureds' objection to production of their claim files, the verified payment (less reductions as a result of the audit) is not received by such Settling Plaintiff within ____ days from the effective date of this Agreement, such Settling Plaintiff shall have the right to rescind this Agreement in its entirety.  Any delay in completing the audit caused by a Settling Plaintiff will result in a corresponding extension of the ___day payment period for that Settling Plaintiff.

(b)

The remaining ___% "hold back" [total reserved amounts / total amounts paid and reserved] will be paid to a Settling Plaintiff upon satisfactory completion of the audit (if all claims reserved have been resolved, and no further reserves exist, and all losses listed on Exhibit A are verified), or within twenty (20) days of a Settling Plaintiff providing proof of payments currently covered by reserves on Exhibit A are made to insureds unless amounts are withheld to cover adjustments due to audit results as to that Settling Plaintiff.

(c)

The Settlement Amount to be paid is allocated to the Fires as follows:  $__________ for the Rice Fire; and $__________  for the Witch and Guejito Fires;  for a total of $________ (subject to any change in this amount due to any offsets as described herein).

3.

DOUBLE RECOVERY – INVALID SUBROGATION.  Settling Parties agree that Settling Defendants should be able to obtain an offset or credit against any recovery by insureds of Settling Plaintiffs for 100% of the subrogation rights being settled with the Settling Plaintiffs.  If an insured of a Settling Plaintiff claims and proves that the Settling Plaintiff did not have subrogation rights to assert – in whole or in part-- against Settling Defendants, the amount of such disallowed subrogation right shall be called “Double Recovery – Invalid Subrogation.”

4.

NOTICE OF CLAIM OF DOUBLE RECOVERY – INVALID SUBROGATION AND REPAYMENT OF INVALID SUBROGATION RIGHTS.  If an individual plaintiff alerts Settling Defendants during the litigation in discovery or otherwise, that he or she is making a claim for Double Recovery – Invalid Subrogation, notice shall be given immediately by SDG&E to that individual's Settling Plaintiff, who will have the option of either moving to intervene in order to support and prove it did have the subrogation rights it settled with Settling Defendants, or just cooperating and assisting Settling Defendants in so proving. The Settling Plaintiff and Settling Defendants shall each be responsible for its own costs and attorneys fees in defending against any attack on subrogation rights.  If the amount of a final judgment after trial reflects that all or part of any subrogation claim was determined to be invalid as to any individual plaintiff claiming invalidity and that the individual plaintiff is entitled to be paid by Settling Defendants an amount for a loss that was already paid by a Settling Plaintiff, the amount of that invalid portion of the subrogation claim will be repaid by the Settling Plaintiff to Settling Defendants up to the amount the Settling Plaintiff obtained in settlement for that claim (i.e. 57.5% of the total claimed) within twenty (20) days of notice of such determination. Such amount will bear simple interest at 2% per year from the date the Settling Plaintiff received  the money from Settling Defendants to the date of repayment due to invalidation of subrogation rights.

5.

DOUBLE RECOVERY – DISCOUNT CLAIMED. Settling Parties agree that the Settling Plaintiffs' insureds should not be able to recover from Settling Defendants for the same losses already paid to such insureds by the Settling Plaintiffs under their policies.  For example, suppose a subrogating insurer paid a claim at $100,000, and under this agreement SDG&E pays $57,500 for that claim.  The remaining amount, in this example $42,500, shall be called the “Discount Amount.” If an individual plaintiff claims he or she is entitled to recover from SDG&E or Sempra Energy all or any portion of the Discount Amount, they will be making a claim for what will be called “Double Recovery – Discount Claimed.”

6.

NOTICE OF CLAIM OF DOUBLE RECOVERY – DISCOUNT CLAIMED AND REPAYMENT OF DISALLOWED OFFSET.

(a)

If an individual plaintiff alerts Settling Defendants during the litigation in discovery or otherwise, that he or she is making a claim for Double Recovery – Discount Claimed, notice shall be given immediately by SDG&E to that individual's Settling Plaintiff.  In the event that it is determined by a final judgment that an individual plaintiff, listed by a Settling Plaintiff as one of the Settling Plaintiff's insureds for which a settlement payment was made under this agreement, is entitled to receive from Settling Defendant any portion of the Discount Amount, SDG&E shall give notice of such determination to the Settling Plaintiff, and such Settling Plaintiff will reimburse SDG&E within 20 days, without interest, one-half of the Discount Amount.  This amount shall not exceed 21.25% of the total amount claimed as paid by Settling Plaintiff in Exhibit A to their insured for a claim in the audit procedure referenced in paragraph 10.  Settling Plaintiff reserves the right to seek recovery of the Discount Amount from its insured and SDG&E will reassign such amount to Settling Plaintiff to permit it to do so if it so chooses.  Settling Plaintiffs will pay to Settling Defendants one-half of any amounts recovered from its insureds.

(b)

If a class is certified, and if the class proceeds to trial, and if in a final judgment it is determined the members of the class are entitled to receive from Settling Defendant any portion of the Discount Amount, Settling Defendants shall give notice of such determination to a  Settling Plaintiff who insured the class member entitled to the Discount Claimed, and such Settling Plaintiff will have the election to either: (1) reimburse SDG&E within 20 days, without interest, the Discount Amount actually paid by SDG&E; or (2) rescind the entire Agreement, give back all consideration, and reinstitute legal action against Settling Defendants as per paragraph 12.  It is understood that the repayment amount will be different for each Settling Plaintiff, and each will have the right to make their election independent of one another.

7.

ASSIGNMENT OF CLAIMS/RECOVERY.  Settling Parties shall extend their best efforts to seek the agreement of Cox Communications, Inc., and CoxCom, Inc., (hereinafter collectively referred to as “Cox”) to waive the existing affirmative defense of “failure to name necessary parties” to the existing complaint of any Settling Plaintiff, and Settling Plaintiff shall initiate such actions as directed by SDG&E to procedurally dismiss the defense if Cox refuses to dismiss the defense voluntarily.  In the event that Cox or the Court is unwilling to agree to dismissal of this affirmative defense by the time of SDG&E’s payment to the Settling Plaintiff of the Settlement Amount, Settling Plaintiff (at SDG&E’s direction) shall dismiss its existing complaint against the Settling Defendants (only) and shall thereafter continue to prosecute its existing complaint against Cox. Each Settling Plaintiff hereby agrees to pay to SDG&E Ninety-Nine percent (99%) of any recovery obtained by trial against Cox, or by any settlement approved by SDG&E, and retain only 1% of any recovery.  At any time from the signing of this Agreement until trial commences, the Settling Plaintiffs will dismiss their action against Cox at the direction of the Settling Defendants.  In such instance, the 1% retention is waived, and Settling Plaintiffs will be paid no further consideration. Upon the earlier of:  dismissal of the affirmative defense of failure to name necessary parties, or trial commences, or July 1, 2011, the Settling Plaintiff will be relieved of any responsibility to continue prosecuting its existing complaint against Cox and at that time, Settling Plaintiff shall assign to Settling Defendants any and all subrogation claims and rights then existing against Cox, and SDG&E shall be entitled to receive One Hundred percent (100%) of any future recovery against Cox.  Settling Defendants can direct the procedural mechanism to accomplish this, whether by substituting into the complaint originally filed by Settling Plaintiff or asserting such assigned claims in their own cross-complaint against Cox. Additionally, Settling Plaintiffs agree to sell and assign to Settling Defendants any and all subrogation claims and rights they have against Herman Weissker, Inc., Par Electrical Contractors, Inc., Davey Tree Expert Company, Davey Resource Group and Davey Tree Surgery ("Third Parties").  Settling Parties agree and acknowledge that this sale and assignment shall not act as an impediment to or in detriment of claims made against Cox and the Third Parties by any of the insureds of the Settling Plaintiffs.  The Settling Plaintiffs agree to provide assistance and cooperation to Settling Defendants and its liability insurers with respect to the pursuit of claims against the Third Parties

8.

AFFIRMATION OF ASSETS.  SDG&E affirms that it has net assets and insurance proceeds of approximately $3.6 billion as of March 31, 2009 to resolve, where appropriate, the claims arising out of the Fires.

9.

AFFIRMATION OF SUBROGATION RIGHTS.  Each Settling Plaintiff represents and warrants that it has valid and completed subrogation claims for all claims being settled by this Agreement, and it has paid to its insureds the damages set forth in Exhibit A to be confirmed by the audit process referred to in paragraph 10 herein, and that they have not previously assigned their rights to recover such damages to any other persons or parties.

10.

AUDIT.  SDG&E will conduct an audit of the Settling Plaintiffs' claim files, which audit will be limited to verifying payment and verifying that the payment was the result of damages caused by a fire identified in Paragraph A of Recitals.  If there is a difference between a particular individual Settling Plaintiff's claim of payment and the amount actually paid based upon the audit of a Settling Plaintiff's claim file, the difference will reduce that Settling Plaintiff's recovery, as described in the audit protocol referenced below.  The results of the audit will be confidential and privileged as to Third Parties other than the Settling Plaintiffs and SDG&E and will be subject to California Evidence Code §1119, et seq.

(a)

The audit will be performed by a single auditor selected by SDG&E to commence within 10 days of execution of this Agreement.  The cost of the audit will be paid by SDG&E.  An audit protocol is attached hereto as Exhibit B.

(b)

The auditor will conduct the audit based upon a sampling of the claims as set forth in the attached audit protocol.  Providing Settling Plaintiff promptly provides the required claims information to the auditors, such audit will be completed within ___ days from the execution of this Agreement and the results shall be provided to [counsel for Settling Plaintiffs] and Settling Defendants.  To the extent any Settling Plaintiff has damages that shall be reduced based on the audit that exceeds that carriers share of the "hold back," described in paragraph 2.a. above, that Settling Plaintiff agrees to refund any "shortfall" to SDG&E within twenty (20) days of the audit and demand for the refund.  To the extent that the audit shows that a Settling Plaintiff should have no "hold back," or a hold back of less than __%, then SDG&E agrees to remit any surplus "hold back" to the Settling Plaintiff within twenty (20) days of the audit and demand for the remittance.

11.

DISMISSAL OF ACTION.  Within ten (10) days of final payment to a Settling Plaintiff, Settling Defendants may request that Settling Plaintiff dismiss with or without prejudice the Settling Plaintiff’s operative complaint(s) against any defendant(s).  Subject to any other provisions herein, Settling Plaintiffs agree to comply with any such request within the (10) days.

12.

REINSTITUTION OF ACTION.  In the event of a rescission pursuant to the terms set forth in paragraph 2(a) or 6(b) to this Agreement, Settling Defendants agree to waive (1) any procedural defense to a reinstituted action, (2) any statute of limitation, (3) any defense as to splitting of a cause of action, and  (4) will stipulate to a motion to vacate any dismissal with prejudice so long as said motion is presented within ninety (90) days after rescission is elected. If for any reason the Court does not permit the reinstituted action, the Settling Defendants agree to the submission of the Settling Plaintiff’s claims to binding arbitration before JAMS.

13.

LEGAL FEES AND COSTS.  Settling Parties acknowledge and agree that each will bear its own costs, expenses and attorney's fees arising out of and/or connected with the Actions, the negotiation, drafting of and execution of this Agreement, and all matters arising out of or connected therewith, except as set forth in paragraph 20.

14.

RELEASE OF CLAIMS.  In consideration of the full and timely performance of all terms and conditions as set forth in this Agreement, Settling Plaintiffs and their respective successors, assigns, agents, representatives, shareholders, officers, directors, partners, managers, employees, former employees, sureties, administrators, trustees, members, principals, and beneficiaries hereby fully and forever waive, relinquish, release and discharge Settling Defendants, and their respective successors, assigns, agents, representatives, shareholders, officers, directors, partners, managers, employees, former employees, sureties, insurers, administrators, trustees, members, principals, beneficiaries, and all persons, firms, associations, subsidiaries, and/or corporations connected with them, and each of them, from any and all claims, demands, controversies, losses, damages, actions, causes of action, debts, liabilities, costs and expenses (including, without limitation, attorneys' fees, experts' fees, consultant's fees and court costs), liens and obligations of every kind or nature whatsoever, in law or equity, in contract, tort or otherwise, anticipated or unanticipated, direct or indirect, fixed or contingent, which may presently exist or may hereinafter arise or become known arising out of, caused by, incurred in connection with or in any way pertaining to the Fires or Actions, including without limitation any claims that have been or could have been asserted in the pending Actions with respect to any insured of Settling Plaintiffs.  This Release is binding on and shall inure to the benefits of officers, directors, shareholders, employees, agents, successors, assigns, partners and members of the Settling Parties to the Agreement.  Subject to Paragraph 3 and Paragraph 7, this Release specifically excludes any release of individual claims against the Settling Defendants by insureds of the Settling Plaintiffs and excludes the assigned claims of Settling Plaintiffs against the Third Parties described in paragraph 7 above. Nothing in this release language will prevent Settling Plaintiffs from asserting their rights to rescind and reinstitute an action pursuant to paragraphs 2(a), 6(b) and 12.

Settling Defendants agree that this release will not bar any legal action by any insured of a Settling Plaintiff for losses (other than those losses paid by Settling Plaintiff for which Settling Plaintiff has a subrogation right being assigned pursuant to this Settlement Agreement), nor will Settling Defendants assert the defenses of “splitting a cause of action” or “indispensable party” against such insured, but this release will bar any newly discovered claim of a Settling Plaintiff, since all claims of each Settling Plaintiff are hereby released.

15.

CIVIL CODE § 1542.  It is the intention of Settling Parties that this Agreement shall constitute a full and final accord and satisfaction, and a bar to entry of judgment in the Actions, and, a bar to any and all other actions, causes of action, obligations, costs, expenses, attorneys' fees, damages, losses, claims, liabilities and demands of whatever nature, character or kind known or unknown, suspected or unsuspected, between Settling Plaintiffs and Settling Defendants, arising out of, directly or indirectly, or in connection with the Actions.  The Parties acknowledge that they are familiar with and understand and expressly waive Section 1542 of the Civil Code of the State of California, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR

Nothing in this Civil Code waiver will prevent Settling Plaintiffs from asserting their rights to rescind and reinstitute an action pursuant to paragraphs 2(a), 6(b) and 12.

16.

GOOD FAITH.  Settling Parties agree that the settlement embodied in this Agreement is made in good faith, is the subject of arm's length negotiations, and the consideration supporting the Agreement is fair and appropriate.

17.

PAYMENT OF INSURED DEDUCTIBLES.  Each Settling Plaintiff agrees to reimburse its own insureds’ incurred deductible for any claim for which SDG&E has made payment to Settling Plaintiff.

18.

COMPROMISE.  Settling Parties agree that this Agreement represents a resolution of disputed liability and neither the terms of this Agreement or any payments described will be used or construed as an admission of liability as to the matters described herein.

19.

EXECUTION.  Settling Parties shall execute, notarize, acknowledge, or deliver such other and further instruments or documents reasonably required to effectuate the terms, conditions and objectives of the Agreement.

20.

ENFORCEABILITY OF AGREEMENT.  This Agreement is intended by the parties to be a settlement agreement binding and enforceable by the Settling Parties and Settling Defendants within the meaning of California Code of Civil Procedure section 664.6.  In the event of a dispute arising out of the effect or enforcement of this Agreement, the prevailing party will be entitled to recover reasonable attorneys' fees and costs actually incurred in relation to resolving the dispute.  Determination of whether the fees and costs were reasonable and incurred, as well as the appropriate apportionment of any such fees and costs, shall be left to the sole discretion of the Court and/or Arbitrator.

21.

BINDING EFFECT.  The terms of this Agreement are binding upon the heirs, representatives, successors and assigns of the undersigned.

22.

ENTIRE AGREEMENT.  This Agreement represents and contains the entire understanding of Settling Parties.  There are no representations, covenants, or undertakings other than those expressly set forth in this Agreement.  Settling Parties acknowledge that none of Settling Parties, nor any agent or attorney of any of Settling Parties, has made any promise, representation, or warranty whatsoever, express or implied, not contained in this Agreement to induce any of Settling Parties to execute this Agreement.  Settling Parties acknowledge they have not executed this Agreement in reliance on any promise, representation, or warranty not specifically contained in this Agreement.  Settling Parties, and each of them, further represent and declare that each of Settling Parties respectively has carefully read this Agreement and know its contents, and that each of Settling Parties signs this Agreement freely and voluntarily.    This Agreement supersedes any and all prior oral or written agreements, representations and understandings concerning the subject matter of this Agreement.  No representation, warranty, condition, understanding or agreement of any kind concerning the subject matter of this Agreement shall be relied upon unless set forth in this Agreement.  This Agreement may not be modified or amended except by an express written agreement signed by all parties hereto.

23.

PREPARATION OF AGREEMENT.  This Agreement is the product of negotiation and preparation by and among the parties and their respective attorneys.  This Agreement shall not be deemed prepared or drafted by one party or another, or its attorneys, and will be construed accordingly.

24.

AUTHORITY.  Each signatory hereto warrants and represents that he or she is competent and authorized to enter into this Agreement on behalf of the party for whom he or she purports to sign.  Each signatory represents that he or she is of legal age, legally competent to execute this Agreement and accept full responsibility therefore.  This Agreement is freely and voluntarily entered into and executed upon the advice of each Settling Party's respective counsel.

25.

SEVERABILITY.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect and shall in no way be impaired or invalidated, and the parties agree to substitute for the invalid or unenforceable provision a valid and enforceable provision that most closely approximates the intent and economic effect of the invalid or unenforceable provision.  Obligations of the Settling Plaintiffs are several and one Settling Plaintiff will not be responsible for another’s obligations/duties herein.

26.

COUNTERPARTS AND EXECUTION BY FACSIMILE.  This Agreement may be executed in separate original counterparts that together shall form one binding Agreement.  The parties agree that facsimile signatures shall be binding on them with respect to the execution of this Agreement.  Each party agrees promptly to forward to the other party original execution counterparts of this Agreement.

27.

GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of California without reference to conflict of laws principles.  Any disputes under this Agreement shall be brought in the state courts of San Diego County, California, and the parties hereby consent to the personal jurisdiction and venue of these courts.

BY SIGNING BELOW, THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE TERMS OF THIS AGREEMENT AND EXPRESSLY CONSENT THERETO.  THE PARTIES FURTHER ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO SEEK ADVICE OF COUNSEL, AND ENTER INTO THIS AGREEMENT HAVING RECEIVED SUCH ADVICE.

SIGNATURES OF THE SETTLING PARTIES:

Dated: __________, 2009	[INSERT EACH SETTLING PLAINTIFF] By: ____________________________________________ Its:_________________________________________

Dated: __________, 2009	SAN DIEGO GAS & ELECTRIC COMPANY By: ____________________________________________ Its:_________________________________________
Dated: __________, 2009	SEMPRA ENERGY By: ____________________________________________ Its:_________________________________________
APPROVED AS TO FORM:
Dated: __________, 2009	By: ____________________________________________ [counsel for Settling Plaintiff]
Dated: __________, 2009	Quinn Emanuel Urquhart Oliver & Hedges LLP By: ____________________________________________ Ken Chiate, Esq. Attorneys for SAN DIEGO GAS & ELECTRIC COMPANY and SEMPRA ENERGY